INDEPENDENT AUDITORS'CONSENT



We hereby consent to the use in this Registration Statement on Form SB-2 of our report dated July 13, 2004, relating to the consolidated financial statements of Universal Flirts, Corp.

We also consent to the reference to our firm under the caption "Experts" in the Registration Statement.

/s/ Gately & Associates, Inc.

GATELY & ASSOCIATES, INC.

Boca Raton, Florida
August 11, 2004